EXHIBIT 5
                                                                     Page 1 of 4

                             CENTRAL POWER AND LIGHT COMPANY
                                  DISCOUNT CALCULATION
                            THREE MONTHS ENDED MARCH 31, 1999




                                                 Retail               Wholesale
                                                 --------              --------


Weighted Cost of Capital (Annualized)           0.056776               0.057583
Average Days Outstanding                           41.58                  56.94
                                                 --------              --------
Weighted Cost of Capital (Average
Days Outstanding)                               0.006471               0.008985
Collection Experience Factor                    0.005483               0.000000
Agency Fee Rate                                 0.020000               0.020000
                                                --------               --------
Total Discount Factor                           0.031949               0.028955
                                                ========               ========






ASSUMPTIONS

INTEREST RATE                                     5.0511%
RETAIL ROCE                                      10.9000%
WHOLESALE ROCE                                   11.9000%
TAX RATE                                         38.0000%
DEBT RATIO                                       95.0000%
EQUITY RATIO                                      5.0000%

                                                                       EXHIBIT 5
                                                                     Page 2 of 4

                           PUBLIC SERVICE COMPANY OF OKLAHOMA
                                  DISCOUNT CALCULATION
                           THREE MONTHS ENDED MARCH 31, 1999




                                                  Retail             Wholesale
                                                  --------            --------


Weighted Cost of Capital(Annualized)              0.056857            0.057583
Average Days Outstanding                             49.18               38.80
                                                  --------            --------
Weighted Cost of Capital (Average
  Days Outstanding)                               0.007662            0.006122
Collection Experience Factor                      0.002281            0.000000
Agency Fee Rate                                   0.020000            0.020000
                                                  --------            --------
Total Discount Factor                             0.029946            0.026128
                                                  ========            ========






ASSUMPTIONS

INTEREST RATE                                      5.0511%
RETAIL ROCE                                       11.0000%
WHOLESALE ROCE                                    11.9000%
TAX RATE                                          38.0000%
DEBT RATIO                                        95.0000%
EQUITY RATIO                                       5.0000%

                                                                       EXHIBIT 5
                                                                     Page 3 of 4

                           SOUTHWESTERN ELECTRIC POWER COMPANY
                                  DISCOUNT CALCULATION
                            THREE MONTHS ENDED MARCH 31, 1999




                                     Arkansas   Louisiana   Texas     Wholesale
                                     --------   ---------  ---------  ---------


Weighted Cost of Capital
  (Annualized)                       0.058469   0.059679   0.060647   0.057582
Average Days Outstanding                53.59      56.63      39.52      22.98
                                     --------   ---------  ---------  ---------
Weighted Cost of Capital
  (Average Days Outstanding)         0.008585   0.009259   0.006566   0.003625
Collection Experience Factor         0.004834   0.003894   0.004133   0.000000
Agency Fee Rate                      0.020000   0.020000   0.020000   0.020000
                                     --------   ---------  ---------  ---------

Total Discount Factor                0.033419   0.033153   0.030699   0.023625
                                     ========   =========  =========  =========






ASSUMPTIONS

INTEREST RATE                         5.0511%     5.0511%    5.0511%    5.0511%



ROCE                                 13.0000%    14.5000%   15.7000%   11.9000%
TAX RATE                             38.0000%    38.0000%   38.0000%   38.0000%
DEBT RATIO                           95.0000%    95.0000%   95.0000%   95.0000%
EQUITY RATIO                          5.0000%     5.0000%    5.0000%    5.0000%

                                                                       EXHIBIT 5
                                                                     Page 4 of 4

                              WEST TEXAS UTILITIES COMPANY
                                  DISCOUNT CALCULATION
                           THREE MONTHS ENDED MARCH 31, 1999




                                                Retail                 Wholesale
                                                --------               ---------


Weighted Cost of Capital(Annualized)           0.057159                0.057583
Average Days Outstanding                          57.93                   28.88
                                                --------               ---------
Weighted Cost of Capital
  (Average Days Outstanding)                    0.009075               0.004556
Collection Experience Factor                    0.001885               0.000000
Agency Fee Rate                                 0.020000               0.020000
                                                --------               ---------
Total Discount Factor                           0.030965               0.024535
                                                ========               =========






ASSUMPTIONS

INTEREST RATE                                    5.0511%
RETAIL ROCE                                     11.3750%
WHOLESALE ROCE                                  11.9000%
TAX RATE                                        38.0000%
DEBT RATIO                                      95.0000%
EQUITY RATIO                                     5.0000%